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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the two Registration Statements (Form F-3 No. 333-47842 and No. 333-92493) of Nur Macroprinters Ltd. and in each of the related Prospectuses, of our report dated February 12, 2001, with respect to the consolidated financial statements of Nur Macroprinters Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2000.

Tel-Aviv, Israel
May 10, 2001
                                                Yours truly,

                                                /s/ Kost Forer & Gabbay

                                                KOST FORER & GABBAY
                                     A member of Ernst & Young International